EX-10.27  exhibit10_27.htm SUMMARY OF CLEAN COAL SUPPLY ARRANGEMENT - LIULIN COAL CLEANING PLANT.

The following is a summary of the terms of an oral arrangement the Company had with Liulin Coal Cleaning Plant prior to January 2006.  The oral arrangement provided for quarterly orders and delivery of cleaned coal by the company to Liulin Coal Cleaning Plant at market prices. An informal simplified written agreement was executed between the parties in January 2006 which reflects the oral arrangement, however a number of terms such as Unit Price, Characteristics/Quality and Delivery Terms are still left as negotiable.  Although under the oral arrangement, Quantity was determined on a quarterly basis, the written agreement provides for a Quantity of 90,000 metric tones per year. The Unit Price is the market price at the time of the quarterly order.  In 2005, the average Unit Price for the arrangement was approximately RMB611 per metric tonne. Although the Characteristics/Quality is not defined, the typical Characteristics/Quality of the company’s clean coal is set forth below. Liulin Coal Cleaning Plant orders from the company on a quarterly basis and notifies the company 10 to 30 days in advance of when they will be picking up the cleaned coal and of delivery instructions.

Clean Coal Supply Arrangement

Seller:	Shanxi Puda Resources Co., Ltd.							Contract # :	2006-01-002
Buyer:	Liulin Coal Cleaning Plant							Venue of Contracting:	Taiyuan

1	Product name, quantity, dollar amount, delivery dates and quantity							Date of Written Contract	2006-01-10
Product Name	Characteristics (not explicitly defined in arrangement)				Unit	Quantity	Unit Price (Rmb)	Total Dollar Amount (Rmb)
	Ad (%)	Su. d (%)	Gr	Mad (%)
Clean Coal	9.5	0.7	85	0.9	Tonne	90,000	Market Price

2	Terms and time frame: 90,000 tonnes per year before 31/12/2006
3	Venue of delivery: Buyer to provide information
4	Transportation means and costs assumption: to be negotiated
5	Calculation for reasonable loss during transportation: to be negotiated.
6	Packaging standard: to be negotiated
7	Goods verification and statute of limitation of complaint: variable
8	Payment means and limits: settled quarterly based on the volume delivered and current market price
9	If guarantee is needed, a separate guarantee contract can be entered and attached.
10	Means to resolve disputes: local People's Court
11	Other agreements: supplemented when agreed upon.

Seller					Buyer

Name:	Shanxi Puda Resources Co., Ltd.	Name:	Liulin Coal Cleaning Plant
Address:	#426, Xuefu Street, Taiyuan City	Address:
Legal Rep.:		Legal Rep.:
Agent:		Agent:
Tel:	0351-7034410	Tel:
Tele:		Tele:
Bank name:		Bank name:
Account #:		Account #:
Postal Code:	030006	Postal Code:

Signature:	Zhao Ming	Signature:
Chop:	Contract Seal of	Chop:	Contract Seal of
	Shanxi Puda Resources Co., Ltd.		Liulin Coal Cleaning Plant